UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2014 (September 16, 2014)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On September 16, 2014, Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”).  The Letter Agreement extends the maturity date under the Company’s Credit and Security Agreement (Ex-Im Subfacility) with Wells Fargo, dated February 9, 2009 (as amended, the “Ex-Im Credit Agreement”), from September 30, 2014 to September 1, 2017. The Letter Agreement also, among other things, (i) changes the annual facility fee due to Wells Fargo under the Ex-Im Credit Agreement and (ii) revises the calculation of the Company’s borrowing base under the Ex-Im Credit Agreement to increase the borrowing limit related to inventory.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed herewith as Exhibit 10 and incorporated herein by this reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10                                        Letter Agreement, dated September 16, 2014, by and between by and between Capstone Turbine Corporation and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: September 19, 2014	By:	/s/ Edward I. Reich
Edward I. Reich Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

10	Letter Agreement, dated September 16, 2014, by and between by and between Capstone Turbine Corporation and Wells Fargo Bank, National Association.